U.S. SUBSIDIARIES
Name of Company	Jurisdiction of Formation/Organization
22 Station Development Corporation	California
Alpine Helicopter Management, Inc.	Idaho
Big Island Country Club Estates Limited Partnership	Hawaii
Cheat Mountain Water Company, Inc	West Virginia
Copper Mountain, Inc.	Delaware
Copper/Union Creek Development Company, LLC	Delaware
DPA, LLC	Colorado
Eight Rivers Development Company, LLC	Delaware
Extraordinary Escapes Corporation	Delaware
First Ascent Development Corporation	California
Founders Lodge Two Development Company, LLC	Vermont
Gateway/Le Jardin Development Company, L.L.C.	Delaware
Grand Sandestin Development Company, L.L.C.	Delaware
ICRE, Inc.	Delaware

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U.S. SUBSIDIARIES
Name of Company	Jurisdiction of Formation/Organization
Intrawest California Holdings, Inc.	California
Intrawest Colorado Events Marketing Inc.	Colorado
Intrawest Golf Holdings, Inc.	Delaware
Intrawest Hawaii Partners	California
Intrawest Hawaii, Inc.	Delaware
Intrawest Honua Kai Hospitality Management, LLC	Delaware
Intrawest Hospitality Management, Inc.	Delaware
Intrawest Imagine Hospitality Management, LLC	Delaware
Intrawest Marketing, Inc.	Delaware
Intrawest Mexico Holdings, LLC	Delaware
Intrawest Mountain Adventures, Inc.	Virginia
Intrawest Napa Development Company, LLC	Delaware
Intrawest Napa Riverbend Hospitality Management, LLC	Delaware
Intrawest Operations Group, LLC	Delaware
Intrawest Operations Group Holdings, LLC	Delaware

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U.S. SUBSIDIARIES
Name of Company	Jurisdiction of Formation/Organization
Intrawest Resort Ownership U.S. Corporation	Delaware
Intrawest Restaurants California, LLC	Delaware
Intrawest Restaurants Hawaii, Inc.	Delaware
Intrawest Restaurants Hawaii Holdings, Inc.	Delaware
Intrawest Retail Group, Inc.	Colorado
Intrawest Sandestin Company, L.L.C.	Delaware
Intrawest Shared Services, Inc.	Delaware
Intrawest Snowshoe Development, Inc.	West Virginia
Intrawest Stratton Development Corporation	Vermont
Intrawest Trading Company Inc.	Delaware
Intrawest U.S. Commercial Property Management, Inc.	Delaware
Intrawest U.S. Holdings Inc.	Delaware
Intrawest Ventures, Inc.	Delaware
Intrawest Waikoloa, Inc.	Delaware

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U.S. SUBSIDIARIES
Name of Company	Jurisdiction of Formation/Organization
Intrawest/Eagle’s Nest, Inc.	Colorado
Intrawest/Lake Las Vegas Development Corporation	Delaware
Intrawest/Lodestar Development Company	California
Intrawest/Lodestar Limited Partnership	California
Intrawest/Winter Park Development Corporation	Delaware
Intrawest/Winter Park Holdings Corporation	Delaware
Intrawest/Winter Park Operations Corporation	Delaware
Intrawest/Winter Park Restaurant Corporation	Delaware
IRG Restaurant Company	Delaware
IROC US Receivables Finance Corporation 2004-A	Delaware
IW Mammoth Holdings, LLC	Delaware
IW/WP Building Six-Vintage Development Company, LLC	Delaware
IW/WP Four-Five Development Company, LLC	Delaware
IW/WP Village Core Development Company, LLC	Delaware

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U.S. SUBSIDIARIES
Name of Company	Jurisdiction of Formation/Organization
Juniper Properties Inc.	California
LPIHGC, LLC	Delaware
MBGC Limited Partnership	Delaware
Mountain Community Management, LLC	Delaware
Northwest Maui Corporation	Delaware
Playground Advisory Services, LLC	Delaware
Playground Destination Properties Inc.	Washington
Playground Services, Inc.	Delaware
Project Sierra Housing Two Development Company, LLC	Delaware
Resort Ventures, L.P.	California
Resort Reservations Network, Inc.	Delaware
Sandestin Resort & Club, Inc.	Florida
Sierra Star Four-Five Development Company, LLC	Delaware
Snowshoe Mountain Homes, LLC	Delaware

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U.S. SUBSIDIARIES
Name of Company	Jurisdiction of Formation/Organization
Snowshoe Mountain, Inc.	West Virginia
South Minaret Development Company, LLC	Delaware
SP MonteLago Development Company, LLC	Delaware
Steamboat Acquisition LLC	Delaware
Steamboat Ski & Resort Corporation	Delaware
Stratton Three Development Company, LLC	Vermont
The Stratton Corporation	Vermont
Upper Bench Development Corporation	California
Walton Pond Apartments, Inc.	Delaware
Winter Park Development Company, LLC	Delaware

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CANADIAN SUBSIDIARIES
Name of Company	Home Jurisdiction
0827965 B.C. Ltd.	B.C.
1584041 Alberta ULC	Alberta
2910942 Canada Inc.	Canada (Federal)
379192 British Columbia Ltd.	British Columbia
4023480 Canada Inc.	Canada (Federal)
6068057 Canada Inc.	Canada (Federal)
682523 Alberta Ltd.	Alberta
Alpine Aerotech GP Ltd.	British Columbia
Alpine Aerotech Limited Partnership	British Columbia
Bugaboo Helicopter Skiing 1992 Inc.	Alberta
Canadian Mountain Holidays GP Inc.	British Columbia
Canadian Mountain Holidays Limited Partnership	British Columbia
Canmore Heli Service Ltd.	Alberta

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CANADIAN SUBSIDIARIES
Name of Company	Home Jurisdiction
CDAE Acquisitions Corporation / Corporation d’Acquisitions CDAE (f/k/a Intrawest Tremblant Development Inc. / Développement Intrawest Tremblant Inc.	Canada (Federal)
CDAE Acquisitions, Limited Partnership / Acquisitions CDAE, Société en Commandite (f/k/a Intrawest Tremblant Developments, Limited Partnership / Developpements Intrawest Tremblant Société en Commandite)	Quebec
Gestion des Immeubles Le Sommet/Le Sommet Property Management Inc.	Canada (Federal)
Intrawest ULC	Alberta
IROC 2004-A Receivables Finance Corporation	Canada (Federal)
IW Resorts Limited Partnership	British Columbia
Johannsen-Deslauriers Limited Partnership/Société en commandite Johannsen-Deslauriers	Quebec
Mont Tremblant Resort Inc./Station Mont Tremblant Inc.	Canada (Federal)
Mont Tremblant Resorts and Company, Limited Partnership/Station Mont Tremblant Société en Commandite	Quebec
Playground Limited Partnership	British Columbia
Playground Real Estate GP Ltd.	British Columbia
Playground Real Estate Inc.	British Columbia

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CANADIAN SUBSIDIARIES
Name of Company	Home Jurisdiction
Playground Real Estate Ltd.	Ontario
Silvertip Lodge Inc.	British Columbia
St-Bernard and Company, Limited Partnership/Société en commandite St-Bernard	Quebec
Tower Ranch Development Partnership	British Columbia
Tower Ranch Holding Corporation	British Columbia
Westbrook Development Corporation	Ontario

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SUBSIDIARIES OUTSIDE U.S. AND CANADA
Name of Company	Home Jurisdiction
Club Intrawest Management SRL de CV	Mexico
Club Intrawest Mexico Food and Beverage SRL de CV	Mexico
Playground Mexico, S. de R.L. de C.V.	Mexico

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